UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2006
MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10651	43-1455766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017
(Address of principal executive offices)
(636) 733-1600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Pursuant to Section 16.02(b) of the Indenture (the “Indenture”) dated as of November 15, 2005 between Maverick Tube Corporation (the “Company”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), governing the Company’s 1.875% Convertible Senior Subordinated Notes due 2025 (the “Notes”), the Company is required to provide notice (a “Fundamental Change Company Notice”) to the holders of the Notes and the Trustee of the occurrence of a Fundamental Change (as defined in the Indenture) and of the repurchase right at the option of the holders of the Notes arising as a result of the Fundamental Change no later than the twentieth day after the effective date of the Fundamental Change. On October 6, 2006, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 12, 2006, among the Company, Tenaris S.A. and OS Acquisition Corporation, the Company provided a Fundamental Change Company Notice, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Fundamental Change Company Notice dated October 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK TUBE CORPORATION

Date: October 6, 2006	By: Name:	/s/ Milton Brice Milton Brice
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Fundamental Change Company Notice dated October 6, 2006